UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
_________________
FORM 8-K
_________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
July 3, 2019
Date of Report (date of earliest event reported)
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TransEnterix, Inc.
(Exact name of Registrant as specified in its charter)
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Delaware (State or other jurisdiction of incorporation or organization)	0-19437 (Commission File Number)	11-2962080 (I.R.S. Employer Identification Number)

635 Davis Drive, Suite 300
Morrisville, North Carolina
(Address of principal executive offices)
919-765-8400
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
_________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock $0.001 par value per share	TRXC	NYSE American
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement.

Sale of AutoLap Assets
On July 3, 2019, TransEnterix, Inc. (the “Company”) entered into a System Sale Agreement (the “Sale Agreement”) with Great Belief International Limited (the “Buyer”). Pursuant to the Sale Agreement, the Company sold the AutoLap laparoscopic vision system (“AutoLap”) and related assets to the Buyer for $47,000,000. The Company acquired AutoLap and its related assets from MST Medical Surgical Technologies Ltd. in October 2018. The assets include inventory, spare parts, production equipment, testing equipment and certain intellectual property specifically related to the AutoLap. In addition, the Company will enter into a cross‑license agreement with the Buyer to retain rights to use any AutoLap-related intellectual property sold to the Buyer, and to non-exclusively license additional intellectual property to the Buyer.
The purchase price is to be paid in three installments, $5,000,000 paid at the first closing on July 31, 2019, $30,00,000 paid by the purchase of 15,000,000 shares of the Company’s common stock at $2.00 per share (the “Shares”), to be paid by September 30, 2019, and the remaining $12,000,000 to be paid upon the transfer of the AutoLap and related assets. The final closing is anticipated to occur in November 2019. Pursuant to a Subscription Agreement executed by the parties with respect to the issuance of the Shares, upon their issuance, the Shares will be subject to a lock-up agreement between the Buyer and the Company pursuant to which the Buyer agreed, subject to certain exceptions, not to sell, transfer or otherwise convey any of the Shares for two years following the date of the second closing. The Company also agreed to provide the Buyer with registration rights for the Shares upon the expiration of the lock-up period.
The Sale Agreement contains customary representations and warranties of the parties, including consent of the Company’s Lender to the transfer of the AutoLap assets, and the parties have customary indemnification obligations, which are subject to certain limitations described further in the Sale Agreement.
The foregoing description of the Sale Agreement is only a summary and is qualified in its entirety by reference to the complete text of the Sale Agreement. The Company will file the Sale Agreement as an exhibit to its Quarterly Report on Form 10-Q for the quarter ending June 30, 2019.
Amendment to Loan and Security Agreement
On May 23, 2018, the Company and its domestic subsidiaries, as co-borrowers, entered into a Loan and Security Agreement (the “Hercules Loan Agreement”) with several banks and other financial institutions or entities from time to time party to the Loan Agreement (collectively, the “Lender”) and Hercules Capital, Inc., as administrative agent and collateral agent (the “Agent”). Under the Hercules Loan Agreement, the Lender has agreed to make certain term loans to the Company in the aggregate principal amount of up to $40 million, with funding of the first $20 million tranche occurring on May 23, 2018 (the “Initial Funding Date”). On October 23, 2018, the Lender funded the second tranche of $10 million under the Hercules Loan Agreement.

Effective April 30, 2019, the Hercules Loan Agreement was amended (the “Hercules Amendment”) to eliminate the availability of the Tranche III Loan facility, add a new Tranche IV Loan facility of up to $20 million, revise certain financial covenants and make other changes. The availability of advances under the Tranche IV Loan is not milestone-based, rather the Company can request advances in minimum $5 million increments at any time during the period from July 1, 2019 through December 31, 2020, subject to the funding discretion of the Lender. The monthly trailing six month net revenue financial covenant was amended to be tested quarterly and to change the projected net revenue percentage to be met for the six months ending on the last day of each fiscal quarter. If such quarterly financial covenant is not achieved as of the last day of any fiscal quarter, as tested on the thirtieth day after quarter end, the Company must comply with the waiver conditions in the Hercules Amendment from such test date until the next quarterly test date.
In connection with the entry into the Sale Agreement with respect to the AutoLap assets, the Company commenced discussions with the Agent in order to obtain the required consent of the Agent and the Lender. In connection with obtaining such consent, the Company entered into the Consent and Second Amendment to the Loan and Security Agreement on July 10, 2019 (the “Second Amendment”). Under the Second Amendment, in consideration for the consent to the sale of, and the release of the Lender’s security interest on, the AutoLap assets, the Company will reduce its indebtedness under the Hercules Loan Agreement by repaying $15 million of the $30 million of outstanding indebtedness thereunder, without any prepayment penalties, amendment fee or acceleration of the end of term charges, and will receive adjustments to the quarterly financial covenants and related waiver conditions to reflect the decreased outstanding indebtedness. The foregoing description of the Second Amendment is only a summary of the material terms of the Second Amendment, and is qualified in its entirety by reference to the complete text of the Second Amendment. The Company will file the Second Amendment as an exhibit to its Quarterly Report on Form 10-Q for the quarter ending June 30, 2019.
Press Release
The press release announcing the entry into the Sale Agreement and the Second Amendment, and the transactions contemplated thereby is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.
Item 9.01    Financial Statements and Exhibits.
Exhibit No.     Description
99.1Press Release, issued July 10, 2019.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.
TRANSENTERIX, INC.

Date: July 10, 2019                    /s/ Joseph P. Slattery
Joseph P. Slattery
Executive Vice President and Chief Financial Officer

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